Exhibit 99.1
Volterra Reports First Quarter 2006 Financial Results
FREMONT, Calif., April 24 /PRNewswire-FirstCall/ — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its first quarter ended March 31,2006.
Net revenue for the first quarter of 2006 was $15.7 million versus net revenue of $14.6 million for the first quarter of 2005 and net revenue of $13.5 million for the fourth quarter of 2005. Net income was $0.5 million, or $0.02 per share (diluted), for the first quarter of 2006, compared with net income of $2.3 million, or $0.09 per share (diluted), for the first quarter of 2005.
Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock- based compensation expense, net of tax. Non-GAAP net income was $1.6 million, or $0.06 per share (diluted), for the first quarter of 2006, compared to non- GAAP net income of $2.4 million, or $0.09 per share(diluted), for the first quarter of 2005.
“We are pleased with our first quarter financial results which were in line with the guidance we gave in January,” said Volterra President and CEO Jeff Staszak. “As predicted, we saw a nice broad based increase across all markets which include servers and storage devices, desktops and workstations, and networking and communications. This was all very encouraging to us and was a good start to the new year.”
Earnings Conference Call
Volterra will be conducting a conference call today at 5:30 p.m. (Eastern). To access the conference call, investors can dial 800-218-9073 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (303) 262-2140. Investors should reference Volterra or reservation number 11058551. A webcast of the conference call also will be available from the Investor Section of the Company’s website at: http://www.volterra.com/.
A digital replay of the conference call will be available through midnight on Monday, May 1, 2006. To access the replay, investors should dial (800) 405-2236 or (303) 590-3000 and enter reservation number 11058551. The web cast will be available on the Company’s website until midnight on Monday, May 22, 2006.

About Volterra Semiconductor Corporation
Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com/.
Non-GAAP Financial Measures
Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Volterra uses calculations of (i) non-GAAP net income, which represents net income excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax; (ii) non-GAAP basic and diluted net income per share, which represents basic and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax; and (iii) non-GAAP operating margin, which represents income from operations excluding the effect of stock-based compensation expense and special items such as restructuring charges, as a percentage of revenue. Volterra’s management believes the non-GAAP information is useful because it can enhance the understanding of the Company’s ongoing performance as a business and Volterra therefore uses both GAAP and non-GAAP reporting internally to evaluate and manage Volterra’s operations.
Volterra has chosen to provide this information to investors to enable them to perform considerations of operating results in a manner similar to how the Company analyzes its operating results. However, Volterra’s management does not itself, nor does it suggest that investors should, consider such non- GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Volterra presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Volterra’s operating results and financial condition in a manner that focuses on what management believes to be Volterra’s ongoing business operations. Management also believes that the inclusion of the non-GAAP net income, basic and diluted net income per share, and operating margin provide consistency and comparability with similar companies in Volterra’s industry. Investors should note, however, that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner as that of other companies. Whenever Volterra uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income (loss) is included in the financial statements portion of this release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
Forward-Looking Statements:
This press release regarding financial results for the quarter ended December 31, 2005 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Volterra may not be able to maintain its current revenue growth rate or gross margin levels; risks that one or more of Volterra’s concentrated group of customers may reduce demand or price for Volterra’s products or a particular product; dependence on a limited number of products; risks that Volterra may not be able to manage its growth; risks that Volterra’s new products may not be able to be completed in a timely fashion or gain market acceptance; risks with managing its small number of distributors; intellectual property litigation risk; the semiconductor industry’s cyclical nature; the seasonality in our business; geographic concentration of foundries, assembly and test facilities and customers in the Pacific Rim, subjecting Volterra to risks of natural disasters, epidemics and political unrest; and other factors detailed in our filings with the Securities and Exchange Commission, including the Form 10-K filed on March 3, 2006. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

/FIRST ADD — SFM178 — Volterra Reports First Quarter 2006 Financial Results/
VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006	2005
	(unaudited)
Net revenue	$15,652	$14,631
Cost of revenue (*)	7,710	6,405
Gross margin	7,942	8,226

Operating expenses:
Research and development (*)	5,178	3,625
Selling, general and administrative (*)	2,585	2,132
Total operating expenses	7,763	5,757

Income from operations	179	2,469

Interest and other income	485	252
Interest and other expense	(20)	(5)

Income before income taxes	644	2,716
Income tax expense	127	407

Net income	$517	$2,309

Basic net income per share	$0.02	$0.10
Shares used in computing basic net income per share	23,868	23,403

Diluted net income per share	$0.02	$0.09
Shares used in computing diluted net income per share	26,225	26,309

(*) Includes Stock-based compensation in the amount of:
Cost of revenue	$64	$7
Research and development	642	48
Selling, general and administrative	495	64
Total	$1,201	$119

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2006
	GAAP	Adjustments	Non-GAAP
Net revenue	$15,652	—	$15,652
Cost of revenue	7,710	(64)	7,646
Gross margin	7,942	64	8,006
Operating expenses:
Research and development	5,178	(642)	4,536
Selling, general and administrative	2,585	(495)	2,090
Total operating expenses	7,763	(1,137)	6,626

Income from operations	179	1,201	1,380
Interest and other income	485	—	485
Interest and other expense	(20)	—	(20)
Income before income taxes	644	1,201	1,845
Income tax expense	127	$141	268

Net income	$517	$1,060	$1,577

Basic net income per share	$0.02	$0.05	$0.07
Shares used in computing basic net income per share	23,868	23,868	23,868

Diluted net income per share	$0.02	$0.04	$0.06
Shares used in computing diluted net income per share	26,225	26,225	26,225

	Three Months Ended
	March 31, 2005
	GAAP	Adjustments	Non-GAAP
Net revenue	$14,631	—	$14,631
Cost of revenue	6,405	(7)	6,398
Gross margin	8,226	7	8,233
Operating expenses:
Research and development	3,625	(48)	3,577
Selling, general and administrative	2,132	(64)	2,068
Total operating expenses	5,757	(112)	5,645

Income from operations	2,469	119	2,588
Interest and other income	252	—	252
Interest and other expense	(5)	—	(5)
Income before income taxes	2,716	119	2,835
Income tax expense	407	—	407

Net income	$2,309	$119	$2,428

Basic net income per share	$0.10	$0.00	$0.10
Shares used in computing basic net income per share	23,403	23,403	23,403

Diluted net income per share	$0.09	$0.00	$0.09
Shares used in computing diluted net income per share	26,309	26,309	26,309

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)	(audited)
Assets
Current assets:
Cash, cash equivalents and investments	$46,562	$47,907
Accounts receivable, net	12,937	8,711
Inventory	4,739	4,283
Prepaid expenses and other current assets	1,143	1,091

Total current assets	65,381	61,992
Property and equipment, net	3,625	3,477
Other assets	70	34

Total assets	$69,076	$65,503

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,963	$4,267
Accrued liabilities	4,414	3,476

Total current liabilities	9,377	7,743
Commitments and contingencies
Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	97,459	96,227
Deferred stock-based compensation	—	(189)
Accumulated deficit	(37,784)	(38,302)

Total stockholders’ equity	59,699	57,760

Total liabilities and stockholders’ equity	$69,076	$65,503